SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 350

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

Effective December 2, 2008, BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (the “Company”), obtained a loan from William Sparks, a member of the Company’s Board of Directors, in the original principal amount of $75,000.

The loan is evidenced by the Company’s promissory note which provides that the entire principal balance plus all accrued and unpaid interest at the rate of twelve percent (12%) is due in full March 2, 2009.  The holder, Mr. Sparks, has the right to elect to receive 1,000 shares of common stock of the Company in payment of each month’s accrued and unpaid interest.

The repayment of the Note is unsecured.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company:

a.

Effective December 2, 2008, the Company executed a promissory note in the original principal amount of $75,000 (the “Note”). The principal amount of the Note together with interest at the rate of 12% per annum is due and payable on or before March 2, 2009.  The interest due on the unpaid principal amount of the Note is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.75 per share. To date, no shares of common stock have been issued in payment of interest under the Note.

b.

No placement agent or finder was used in the offering.  The Note was offered to a total of one (1) investor, a member of the Company’s Board of Directors,  who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

c.

See subparagraph (a) above.  No commissions or other fees were paid in connection with the transaction.

d.

If and when issued, the sale of the Securities will be undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2), 4(6) and 3(b) and Rule 506 of Regulation D thereunder.  The investor qualifies as an “accredited investor”.  In addition, the Securities, which will be taken for investment purposes and not for resale, will be subject to restrictions on transfer.  We did not and will not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor in the offering with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor has and will obtained all information regarding the Company that he requests, receive answers to all questions posed and otherwise understands the risks of accepting our Securities for investment purposes.

e.

Not applicable.

There will be no proceeds from the issuance of the shares.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Promissory Note dated December 2, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: February 18, 2009	By: ___/s/ Donald G. Cox_____ Donald G. Cox, President

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